    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 30, 2001
                                                   REGISTRATION NO. 333-________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             -----------------------

                               MITEK SYSTEMS, INC.
             (Exact name of Registrant as specified in its charter)

                            10070 CARROLL CANYON ROAD
                           SAN DIEGO, CALIFORNIA 92131
                    (Address of principal executive offices)

            DELAWARE                                     87-0418827
  (State or other jurisdiction of                     (I.R.S. Employer
  incorporation or organization)                      Identification No.)


                   MITEK SYSTEMS, INC. 2000 STOCK OPTION PLAN
                            (Full title of the plan)

                                JOHN M. THORNTON
                               MITEK SYSTEMS, INC.
                            10070 CARROLL CANYON ROAD
                           SAN DIEGO, CALIFORNIA 92131
                                 (858) 635-5900
                      (Name, address, and telephone number,
                   including area code, of agent for service)


                                                  CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                         Proposed               Proposed
                                                          Maximum                Maximum
        Title of                  Amount                 Offering               Aggregate            Amount of
       Securities                  to be                 Price Per              Offering            Registration
    to be Registered            Registered               Share(1)               Price(1)                Fee
--------------------------------------------------------------------------------------------------------------------
     Common Stock,
   $.001 par value(2)        1,000,000 shares            $1.078                $1,078,000           $269.50
====================================================================================================================


(1) Estimated solely for purposes of determining the registration fee pursuant to Rule 457(h) based on the average of the high and low prices of the Common Stock of Mitek Systems, Inc. as reported on March 26, 2001 by Nasdaq.

(2) Includes additional shares of Common Stock that may become issuable pursuant to the anti-dilution adjustment provisions of the 2000 Stock Option Plan pursuant to Rules 416 and 457 under the Securities Act of 1933. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                  INTRODUCTION

This Registration Statement on Form S-8 is filed by Mitek Systems, Inc. (the "Company") relating to one million (1,000,000) shares of the Company's common stock, par value $.001 per share (the "Common Stock"), issuable to employees of the Company under the 2000 Stock Option Plan (the "Plan").


                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM I.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

*        Information required by Part I of Form S-8 to be contained in the
Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the Company with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:

         (a) The Company's Annual Report on Form 10-K for the year ended September 30, 2000;

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report referred to in (a) above;

         (c) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents; and

         (d) The description of the Company's Common Stock contained in the Company's Registration Statement on Form SB-2 filed under the Securities Act of 1933 on July 9, 1996, including any amendment or report filed for the purpose of updating such description.

         For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Certificate of Incorporation eliminates the personal liability of the directors of the Company for monetary damages for breach of fiduciary duties as a director of the Company except: (i) for any breach of the directors' duty of loyalty to the Company or its stockholders; (ii) for acts for omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for unlawful dividends or distributions; or (iv) for any transaction from which the director derived an improper personal benefit.

         The Company's Bylaws permit the Company to indemnify its directors, officers, employees and agents to the maximum extent permitted by section 145 of the Delaware General Corporation Law. Section 145 provides that a director, officer, employer, or agent of the Company who is or is made a party or is threatened to made a party to any threatened, action, suit or proceeding, whether civil, criminal, administrative or investigative, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law against all expense, liability and loss actually and reasonably incurred or suffered by such person if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interest of the Company, and, with respect to any criminal proceeding, had no reasonable cause to believe that the conduct was unlawful. If it is determined that the conduct of such person meets these standards, such person may be indemnified for expenses incurred and amounts paid in such proceeding if actually and reasonably incurred in connection therewith.

         If such a proceeding is brought by or on behalf of the Company (i.e., a derivative suit), such person may be indemnified against expenses actually and reasonably incurred if such person acted in good faith and in a manner reasonably believed to be in the best interest of the corporation and its stockholders. There can be no indemnification with respect to any matter as to which such person is adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite such adjudication but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery or such other court shall deem proper.

         Where any such person is successful in any such proceeding, such person is entitled to be indemnified against expenses actually and reasonably incurred by him or her. In all other cases (unless order by a court), indemnification is made by the Company upon determination by it that indemnification of such person is proper in the circumstances because such person has met the applicable standard of conduct.

         The Company may advance expenses incurred in defending any such proceeding upon receipt of an undertaking to repay any amount so advanced if it is ultimately determined that the person is not eligible for indemnification.

         The indemnification rights provided in Section 145 are not exclusive of additional rights to indemnification for breach of duty to the Company and its stockholders to the extent additional rights are authorized in the Company's certificate of incorporation and are not exclusive of any other rights to indemnification under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her office and as to action in another capacity while holding such office.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The exhibits to this Registration Statement are listed in the Exhibit Index commencing at page EX-1 hereof.

ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         1. (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs 1(a)(i) and 1(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

            (b) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

            (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by a final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on March 30, 2001.

MITEK SYSTEMS, INC.


By:      /s/ John M. Thornton
    ---------------------------------------------
      John M. Thornton, Chairman of the Board,
      President, Chief Executive Officer and
      Chief Financial Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints JOHN
M. THORNTON his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, at any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the date indicated.

SIGNATURE                                          TITLE                                            DATE
---------                                          -----                                            ----

  /S/ JOHN M. THORNTON                             Chairman of the Board, President,           March 30, 2001
--------------------------------------------       Chief Executive Officer and Chief
John M. Thornton                                   Financial Officer



  /S/ GERALD I. FARMER                             Executive Vice President, Director          March 30, 2001
--------------------------------------------
Gerald I. Farmer


  /S/ DANIEL E. STEIMLE                            Director                                    March 30, 2001
--------------------------------------------
Daniel E. Steimle


  /S/ SALLY B. THORNTON                            Director                                    March 30, 2001
--------------------------------------------
Sally B. Thornton


  /S/ JAMES B. DEBELLO                             Director                                    March 30, 2001
--------------------------------------------
James B. DeBello

                                INDEX TO EXHIBITS

Exhibit No.       Description
-----------       -----------
     4.1          Certificate of Incorporation of the Company(1)

     4.2          Bylaws of the Company(1)

     4.3          Mitek Systems, Inc. 2000 Stock Option Plan

     5 Opinion of Luce, Forward, Hamilton & Scripps LLP as to the legality of the securities being registered

     23.1         Consent of Deloitte & Touche LLP

     23.2         Consent of Luce, Forward, Hamilton & Scripps LLP (contained in
                  Exhibit 5 hereto)


(1) Incorporated by reference to the exhibits to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1987.